                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 32 to the Registration Statement (File Nos. 2-74959 and 811-3327) (the "Registration Statement") of MFS Government Securities Fund (the "Trust"), of my opinion dated June 23, 1998, appearing in Post-Effective Amendment No. 22 to the Trust's Registration Statement filed with the Securities and Exchange Commission on June 25, 1998.


                                         JAMES R. BORDEWICK, JR.
                                         ---------------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
March 28, 2005